UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

October 2, 2026

Commission File Number: 000-1289047

AI TECHNOLOGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	20-1044677
(State of Incorporation)	(IRS Employer Identification No.)

50 W. Liberty Street, Suite 880 Reno, NV, 89501

 (Address of principal executive offices, zip code)

(800) 394-7440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

(a)    Dismissal of Previous Independent Registered Public Accounting Firm

On May 7, 2026, the Board of Directors requested that Michael Gillespie & Associates, PLLC (“Gillespie & Associates”) resign as the Company’s independent registered public accounting firm. Gillespie & Associates subsequently tendered its resignation on the same date.

Gillespie & Associates’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and December 31, 2024 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph regarding going concern.

During the fiscal years ended December 31, 2023 and December 31, 2024, and the subsequent interim periods through to September 30, 2025, there were (i) no disagreements between the Company and Gillespie & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gillespie & Associates, would have caused Gillespie & Associates to make reference to the subject matter of the disagreement in their reports on the Company's consolidated financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

However, during the period subsequent to September 30, 2025, Gillespie & Associates commenced preliminary audit procedures in connection with the Company’s financial statements for the year ended December 31, 2025. In connection with those procedures, Gillespie & Associates received preliminary accounting records and working papers and raised questions and requested additional documentation regarding the accounting treatment of the agreement dated December 15, 2025 between the Company, Biomed 360 Solutions Corp. (“Biomed”) and AVM Biotechnology Inc. (“AVM Nevada”), pursuant to which the Company acquired 100% of the issued and outstanding shares of AVM Nevada from Biomed, including the accounting treatment of certain loans of AVM Nevada. At the time such questions were raised, management’s accounting assessment of the transaction was preliminary and had not been finalized. The engagement with Gillespie & Associates was terminated before management completed and provided its updated accounting analysis and supporting documentation to Gillespie & Associates. Accordingly, Gillespie & Associates did not complete its audit of the Company’s financial statements for the year ended December 31, 2025 and did not issue an audit report or express an opinion with respect to those financial statements.

The Company requested that Gillespie & Associates furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Gillespie & Associates's letter, dated September 22, 2026, is attached hereto as Exhibit 16.1.

(b)     Engagement of New Independent Accountant

On August 31, 2026, upon the recommendation of the Company’s board, the Company finalized its engagement with Fruci & Associates II, PLLC (“ Fruci”) Spokane, Washington. As its new independent registered public accounting firm effective immediately. Fruci, will audit the Company’s financial statements for the fiscal year ending December 31, 2025 and will conduct reviews of the Company’s unaudited quarterly financial statements required on an ongoing basis.

The Company nor anyone on its behalf consulted with Fruci with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Fruci concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (2) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
16.1	Letter from Gillespie & Associates
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI TECHNOLOGY GROUP INC.

Date: October 2, 2026	By:	/s/ Marcus Johnson
Marcus Johnson
Chief Executive Officer

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